UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   March 14, 2014

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

100 Somerset Corporate Blvd., Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3007

(Registrant’s Telephone Number, Including Area Code)

6528 Kaiser Drive,

Fremont, CA

94555

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure

On March 14, 2014, iGATE Corporation (Nasdaq:IGTE) announced that it intends to offer (the “Offering”) $325 million in aggregate principal amount of senior notes due 2019 and use the net proceeds of the Offering, together with cash, the proceeds from its 2013 term loan and a draw on its revolving credit facility, to redeem the $770 million 9.0% senior notes due 2016.

A copy of the press release is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits

(d)  Exhibits:

Exhibit No.	Description
99.1	iGATE Corporation press release dated March 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Senior Vice President - Legal & Corporate
Secretary

March 14, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	iGATE Corporation press release dated March 14, 2014.